UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): September 27, 2006
NANOPHASE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1319 Marquette Drive, Romeoville, Illinois 60446
(Address of Principal Executive Offices, Including Zip Code)
(630) 771-6700
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signature(s)
2006 Stock Appreciation Rights Plan
Form of Grant Agreement

Item 8.01 Other Events
     On September 27, 2006, Nanophase Technologies Corporation (the “Company”) established a stock appreciation rights plan, the details of which are set forth in the Nanophase Technologies Corporation 2006 Stock Appreciation Rights Plan (the “Plan”) (a copy of which is being furnished as Exhibit 99.1 to this report), and adopted a form of Grant Agreement (a copy of which is being furnished as Exhibit 99.2 to this report) under said Plan. The purpose of the Plan is to encourage key employees to contribute materially to the growth of the Company by aligning the financial incentives of such employees with those of shareholders. The Plan accomplishes this by offering grants of stock appreciation rights to its employees, the settlement of which will be at fair market value. The Plan will be administered by the Compensation and Governance Committee of the Board of Directors which committee is comprised exclusively of outside directors in accordance with its charter.
Item 9.01 Financial Statements and Exhibits
Exhibit 99.1 2006 Stock Appreciation Rights Plan
Exhibit 99.2 Form of Grant Agreement under the 2006 Stock Appreciation Rights Plan
Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: October 3, 2006	By:	/s/ JESS JANKOWSKI

JESS JANKOWSKI
Chief Financial Officer